UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 18, 2009

Synergx Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-2941299
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

209 Lafayette Drive, Syosset, New York	11791
(Address of principal executive offices)	(Zip code)

Issuer's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2009, Synergx Systems Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter (the “Letter”) indicating that the Company failed to comply with the audit committee composition requirement for continued listing set forth in Nasdaq Marketplace Rule 4350(d)(2) (the “Rule”) which requires that the audit committee be comprised of at least three independent board members.

In anticipation of receiving the Letter, the Company appointed to its audit committee Peter Barotz, a current independent board member of the Company, on February 11, 2009.  With Mr. Barotz’s appointment to the audit committee, the Company is now in compliance with the Rule.

On February 24, 2009, the Company issued a press release regarding the Letter received by the Company and the Company’s noncompliance with the Rule.  The press release is filed with this report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description

99.1	Press Release of Synergx Systems Inc. dated February 24, 2009

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC. (Registrant)

February 24, 2009	By:	/s/ JOHN A. POSERINA
John A. Poserina
Chief Financial Officer, Treasurer, Secretary, Vice President and Director
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Synergx Systems Inc. dated February 24, 2009

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